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                                                                   EXHIBIT 23(C)

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1994 (with respect to the consolidated statements of earnings, shareholders' equity, and cash flows of Younkers, Inc. for the year ended January 29, 1994, not separately presented) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-17059) and related Prospectus of Proffitt's, Inc. pertaining to the proposed merger with G.R. Herberger's, Inc.


                                                               ERNST & YOUNG LLP


Des Moines, Iowa
January 13, 1997